Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report dated March 5, 2007, relating to the financial statements of Shermen WSC Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.
Rothstein, Kass & Company, P.C.

Roseland, New Jersey

April 2, 2007